EXHIBIT 2.5


                             FOURTH AMENDMENT TO
                      STOCK AND ASSET PURCHASE AGREEMENT

      THIS FOURTH AMENDMENT TO STOCK AND ASSET PURCHASE AGREEMENT (this "Fourth Amendment") is made and entered into this 30th day of November, 2001 (the "Effective Date") by and among RAPID LINK USA, INC., a Georgia corporation ("Rapid Link USA" or "Sub"); RAPID LINK, INC., a Georgia corporation that is the sole shareholder of the Sub ("RLI" or "Parent"); and DIAL THRU INTERNATIONAL CORPORATION, a Delaware corporation (the "Purchaser"). Parent and Sub are referred to collectively herein as the "Sellers."

                                  Background
                                  ----------

      WHEREAS, the Purchaser and Sellers entered into that certain Stock and Asset Purchase Agreement dated September 18, 2001, as amended by that certain First Amendment to Stock and Asset Purchase Agreement dated September 21, 2001, that certain Second Amendment to Stock and Asset Purchase Agreement dated October 12, 2001, and that certain Third Amendment to Stock and Asset Purchase Agreement dated October 30, 2001 (as amended, the "Agreement"); and

      WHEREAS, the Purchaser and Sellers desire to amend the Agreement in accordance with the terms of this Fourth Amendment.

      NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the parties hereto agree as follows:

      1.   Amendments to Agreement.

           A. Section 1.1 shall be amended by adding to the definition of Acquired Assets the following at the end of Section 1.1:

                (e) All Pre-Petition Debt and Post-Petition Debt, as defined in Sections 1.16 and 1.17 of this Agreement.

           B. Section 2.1(b) shall be removed in its entirety and shall be replaced with the following:

                (b)  [RESERVED].

      2.   Headings.   The headings  in this  Fourth Amendment  are  inserted
 solely as a matter of convenience and for reference, and are not a part of this Fourth Amendment.

      3. Counterparts; Copies. This Fourth Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto. One or more copies of this Fourth Amendment may be executed but it shall not be necessary, in making proof of the existence of this Fourth Amendment, to provide more than one original copy.

      4. Entire Agreement. The Agreement, as amendment by this Fourth Amendment, is the final and entire agreement among the parties regarding the subject matter hereof, and is a complete and exclusive statement of the terms of such agreement. This Fourth Amendment supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. Neither this Fourth Amendment, nor the Agreement, nor any provision hereof or thereof, may be changed, waived, discharged, supplemented, or terminated orally, but only by an agreement in writing signed by the party against which the enforcement of such change, waiver, discharge, or termination is sought.

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                       [SIGNATURES APPEAR ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, each party hereto has executed this Fourth Amendment, as of the Effective Date.


 PURCHASER:                         SELLER:
 DIAL THRU INTERNATIONAL            RAPID LINK, INC.
 CORPORATION


 By:  /s/ John Jenkins              By  /s/ Jim Rose
      -----------------------           ---------------------------------
      John Jenkins, President           Jim Rose, Chief Operating Officer



                                    SELLER:
                                    RAPID LINK USA, INC.


                                    By  /s/ Jim Rose
                                        ---------------------------------
                                        Jim Rose, Chief Operating Officer